AZZ Inc. Announces New $450 Million
Revolving Credit Facility

March 24, 2017 - FORT WORTH, TX - AZZ Inc. (NYSE:AZZ), a global provider of galvanizing services, welding solutions, specialty electrical equipment and highly engineered services to the power generation, transmission, distribution and industrial markets, today announced it entered into a new credit agreement as of March 21, 2017, amending and restating the existing credit agreement, originally dated March 27, 2013 and amended on August 8, 2016. The new five-year, $450 million revolving credit facility, which will expire on March 21, 2022, contains a $150 million accordion feature to upsize the facility to $600 million if needed, and also includes a $75 million sub-limit for the issuance of letters of credit.

“I’m very pleased to finalize a new credit agreement with our banking partners,” said Paul Fehlman, AZZ’s Chief Financial Officer. “We believe the new credit facility accomplishes the important strategic goal of providing us significant financial flexibility at lower credit spreads that will support our growth initiatives, and positions us to consider strategic opportunities that can add value to our business. The new agreement further demonstrates the confidence our banking partners have in the financial strength of our business.”

The new credit agreement contains customary representations, warranties, covenants and events of default. The Company’s obligations under the new agreement are unsecured, but all of the Company’s subsidiaries (other than the subsidiaries organized in a jurisdiction outside of the United States) have guaranteed such obligations. The Company today also filed a Form 8-K with the Securities and Exchange Commission describing additional terms and conditions of the new credit agreement.

About AZZ Inc.

AZZ Inc. is a global provider of galvanizing services, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ Galvanizing is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2016 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Paul Fehlman, Senior Vice President –Finance and CFO
AZZ Inc. 817-810-0095
Internet:
www.azz.com

Lytham Partners
602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
Internet:
www.lythampartners.com